UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2024

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302.734-6799

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 with respect to the Credit Agreement is incorporated herein in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Amended and Restated Credit Agreement

On August 6, 2024, Chesapeake Utilities Corporation (the “Company”) amended and restated its credit agreement dated as of September 30, 2020, with PNC Bank, National Association, as administrative agent, and the lenders party thereto, as amended, restated, extended, supplemented or otherwise modified from time to time (the “Existing Credit Agreement”), in its entirety pursuant to the new Second Amended and Restated Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent, swing loan lender, issuing lender and Green Loan Coordinator (“PNC”) and several other financial institutions (together with PNC, collectively, the “Lenders”).

Pursuant to the Credit Agreement the Lenders have committed to provide the Company an unsecured $450,000,000 revolving credit facility, including a $200,000,000 five-year facility (the “5-Year Revolver”) and a $250,000,000 364-day facility (the “364-Day Revolver” and, together with the 5-Year Revolver, the “Revolver”), subject to the terms and conditions in the Credit Agreement. The 5-Year Revolver and 364-Day Revolver have scheduled maturity dates of August 6, 2029 and August 5, 2025, respectively. PNC Capital Markets LLC and Citizens Bank, N.A. acted as joint lead arrangers and joint bookrunners and Citizens Bank, N.A. acted as syndication agent. Participating Lenders included PNC, Citizens Bank N.A., Manufacturers and Traders Trust Company, Royal Bank of Canada, CoBank, ACB, and Barclays Bank PLC.

The following summarizes certain of the key provisions of the Revolver:

Borrowings under the 5-Year Revolver shall bear interest at (i) the SOFR Rate plus a 10-basis point credit spread adjustment and an applicable margin of 1.25% or less, with such margin based on Total Indebtedness as a percentage of Total Capitalization as defined in the Credit Agreement or (ii) the Base Rate plus 0.25% or less, as selected by the Company in its discretion. The 5-Year Revolver has a reduced interest rate margin with respect to borrowed amounts allocated to certain sustainable investments (the “5-Year Revolver Green Loan”). The maximum principal amount that can be borrowed under the 5-Year Revolver Green Loan is $50,000,000. Borrowings under the Green Loan shall bear interest at (i) the SOFR Rate plus a 10-basis point credit spread adjustment and an applicable margin of 1.20% or less, with such margin based on Total Indebtedness as a percentage of Total Capitalization or (ii) the Base Rate plus 0.20% or less. As part of the commitments under 5-Year Revolver, the Credit Agreement provides for letters of credit to be issued at the request of the Company in an aggregate amount not to exceed a $25,000,000 sublimit and swingline loans to be issued on same-day notice in an aggregate amount not to exceed a $45,000,000 sublimit.

Borrowings under the 364-Day Revolver shall bear interest at (i) the SOFR Rate plus a 10-basis point credit spread adjustment and an applicable margin of 1.05% or less, with such margin based on Total Indebtedness as a percentage of Total Capitalization or (ii) the Base Rate plus 0.05% or less, as selected by the Company in its discretion. The 364-Day Revolver has a reduced interest rate margin with respect to borrowed amounts allocated to certain sustainable investments (the “364-Day Revolver Green Loan”). The maximum principal amount that can be borrowed under the 364-Day Revolver Green Loan is $50,000,000. Borrowings under the 364-Day Revolver Green Loan shall bear interest at (i) the SOFR Rate plus a 10-basis point credit spread adjustment and an applicable margin of 1.00% or less, with such margin based on Total Indebtedness as a percentage of Total Capitalization or (ii) the Base Rate, as selected by the Company in its discretion.

The Company expects to utilize proceeds from the Revolver for general corporate purposes including refinancing the Existing Credit Agreement, working capital requirements and capital expenditures. Borrowings under the 5-Year Revolver Green Loan and the 364-Day Revolver Green Loan must be used to support certain sustainable investments. Interest on SOFR Rate loans shall be paid on the last day of the Interest Period selected by the Company and if such Interest Period is longer than three months, also on the end of each three-month period. Interest on Base Rate loans shall be paid on the first day of each calendar quarter. All accrued, but unpaid, interest due under the Revolver is payable on the earlier of any applicable specified maturity date or the expiration date of the Credit Agreement. The Revolver has a commitment fee of 0.175% or less per annum on the unused commitments associated with both the 5-Year Revolver and the 364-Day Revolver, with such fee based on Total Indebtedness as a percentage of Total Capitalization as defined in the Credit Agreement. The Company may request to extend the expiration date for up to three one-year extensions for both the 5-Year Revolver and the 364-Day Revolver, with extension requests for the 5-Year Revolver made at any time after the first anniversary of the Revolver and for the 364-Day Revolver made no earlier than 90 days prior to the existing 364-Day Revolver expiration date, and such extensions are subject to each Lender’s approval. The Company may also request Lenders to increase the 5-Year Revolver by up to $100,000,000 and $50,000,000 for the 364-Day Revolver, provided that no Lender shall be obligated to increase its credit commitment and any increase in its credit commitment shall be in such Lender’s sole discretion.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants regarding the maintenance of a financial ratio, covenants relating to financial reporting, compliance with laws, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, limitations on liens and other encumbrances on property, limitations on the incurrence of indebtedness, restrictions on mergers and restrictions on sales of the Company’s or its subsidiaries’ assets, and limitations on changes in the nature of the Company’s business.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been false or misleading in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other Company indebtedness of a specified amount, the bankruptcy or insolvency of the Company, monetary judgment defaults of a specified amount, a change of control of the Company, and ERISA defaults resulting in liability for a specified amount. In the event of a default by the Company, PNC may, or at the request of the requisite number of Lenders shall, declare all amounts owed under the Credit Agreement and outstanding Letters of Credit immediately due and payable and terminate the Lenders’ commitments to make loans under the Credit Agreement. Upon an entry of an order for relief, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement, is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which was filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

August 8, 2024	By:	/s/ Beth W. Cooper
Name: Beth W. Cooper
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary